                                   EXHIBIT 14



IRA




                       A Retirement Plan for Individuals






                                                                Fund
                                                P.O. Box

                                          Cincinnati, OH  45264-



This disclosure document will be amended to conform to recent changes in legislation.

IRA DISCLOSURE STATEMENT
1. RIGHT TO REVOKE THE ACCOUNT. You have the right to revoke this Individual Retirement Account (IRA) within seven days of receiving this Disclosure Statement. To revoke your IRA account, simply contact the person designated in the booklet instructions. You may notify us in person, in writing, or by telephone. Written notice must be sent by first-class mail at the address listed on the application and will be accepted as of the date such notice is postmarked. If you revoke your IRA account, we will refund your entire IRA contribution. If you do not use this right within seven days of the date you receive this Disclosure Statement, you have accepted the terms and conditions of the IRA agreement and may no longer revoke the IRA account.
2. DEFINITIONS. In this Disclosure Statement the terms "you," "your," or "IRA Owner" means the person who established the IRA. The terms "Custodian," "our," "us," or "we" shall mean the financial organization acting as the Custodian of your IRA. The term "IRS" shall refer to the Internal Revenue Service. The term "IRA" shall mean Individual Retirement Account within the meaning of section
408 of the Code and shall also refer to your Custodial Account. The term "Code" shall mean the Internal Revenue Code.
3. ACCOUNT GROWTH. Your IRA is self-directed, we will not take any action except at your written direction. Earnings and capital appreciation on investments chosen by you will depend on overall economic conditions and the success of that particular investment. EARNINGS ON THESE INVESTMENTS ARE NOT GUARANTEED BY THE CUSTODIAN AND MAY OR MAY NOT BE REASONABLY PROJECTED. For example, if the initial investment is a passbook, time deposit or money market account, the account projection can be made based on the current rate of earnings paid. On the other hand, if the initial investment is an investment security (stocks, bonds, or mutual funds), the rate of growth of the earnings on these types of investments cannot be reasonably projected.
4.  ELIGIBILITY FOR IRAS.
    A. REGULAR CONTRIBUTIONS. You must be under the age 70 1/2 and have "earned income" in order to contribute to an IRA. For tax years during or after which you reach the age 70 1/2 you are not allowed to contribute to an IRA. "Earned income" includes compensation received as wages, tips, bonuses, as well as other compensation received for personal services. Compensation also includes taxable alimony. (If you are self-employed, compensation is your net earnings from your trade or business reduced by your deduction for contributions made on your behalf to retirement plans and the deduction allowed for one-half of your self-employment taxes.) If you meet the above eligibility requirements, you may contribute up to 100% of your compensation or $2,000, whichever is less. Regular and spousal IRA contributions must be made by your tax filing due date excluding extensions.
    B. SPOUSAL CONTRIBUTIONS. You may make a contribution into your spouse's IRA if you meet the special spousal IRA rules. You must be married, file a joint federal income tax return, and the spouse receiving the spousal contribution must be under 70 1/2 during the entire tax year. Additionally, the spouse receiving the spousal contribution cannot have any compensation during the tax year or must elect to be treated as having no compensation. (The spousal IRA is generally designed to benefit a nonworking spouse.) The total combined contribution you can make each year to your IRA and a spousal IRA is the smaller of $2,250 or your earned income for the year. You can divide your total IRA contribution between your IRA and the spousal IRA in any way you choose, as long as you do not contribute more than $2,000 to either IRA. You are not allowed to make a spousal contribution for the tax year during which you are divorced or legally separated.
    C. ROLLOVER, TRANSFER, AND SEP CONTRIBUTIONS. You may be eligible to roll over, directly roll over, or transfer your existing IRA or qualified plan assets. The rules covering rollovers and transfers are discussed later in this disclosure statement. Simplified Employee Pension (SEP) plan contributions may also be made to this IRA. Your employer is responsible for verifying the SEP eligibility requirements and determining the contribution amount. The IRS or your employer can provide additional information concerning SEP eligibility.
5. DEDUCTIBILITY. You may or may not be allowed to deduct your IRA contribution on your income tax return. Whether or not you may deduct your contribution depends upon whether you or your spouse are active participants in an employer-maintained retirement plan, your income level, and your filing status.
    A. ACTIVE PARTICIPANT. You are an "active participant" for a year if you, or your spouse, are covered by a retirement plan. For example, if you are covered under a profit sharing plan, a 401(k) plan, a tax-sheltered annuity plan (403(b)), certain government plans, a Simplified Employee Pension (SEP) plan, or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. The W-2, Wage and Tax Statement, includes a box (the "Pension Plan" box) to indicate whether or not you are covered for the plan year. If you are not certain whether or not you are covered (an "active participant") you should ask your employer or tax advisor. If you are not an active participant, you may fully deduct your IRA contribution regardless of your compensation.
    B. ADJUSTED GROSS INCOME. If you are an active participant in a retirement plan, your ability to deduct your IRA contribution begins to be phased out when your federal adjusted gross income exceeds certain limits.

 AGI (FOR ACTIVE                                MARRIED, FILING        MARRIED, FILING
  PARTICIPANTS)             SINGLE                 JOINTLY               SEPARATELY
-----------------       --------------          ---------------        ---------------
$10,000 or less         Full Deduction          Full Deduction          Phaseout*
$10,001 - $25,000       Full Deduction          Full Deduction          No Deduction
$25,001 - $35,000       Phaseout*               Full Deduction          No Deduction
$35,001 - $40,000       No Deduction            Full Deduction          No Deduction
$40,001 - $50,000       No Deduction            Phaseout*               No Deduction
$50,001 or over         No Deduction            No Deduction            No Deduction

---------------
*If subject to phaseout of deductibility, please see part C, Phaseout
 Calculation.

    C. PHASEOUT CALCULATION. If you are an active participant and your income falls within the phaseout limits from the previous chart, you can determine your deductible amount according to the deduction formula below.

                                                             FILING STATUS
                                    ---------------------------------------------------------------
                                      Single and
                                      Qualifying
        DEDUCTION                   Married, Filing         Married, Filing         Married, Filing
         FORMULA                       Separately               Jointly               Separately
--------------------------          ---------------         ---------------         ---------------
A. Adjusted gross income
   (AGI) limit*                         $35,000                 $50,000                 $10,000
B. Your adjusted
   gross income*                        $______                 $______                 $______
C. Subtract B
   from A                               $______                 $______                 $______

Line C multiplied by .2 equals
the amount you may deduct.**              x .2                    x .2                    x .2

Deductible Amount                       $______                 $______                 $______

With a Spousal IRA, Line C
multiplied by .225 equals the                                    x .225
amount you may deduct.***                                       $______

---------------
  *AGI from IRS Forms 1040 or 1040A.
 **In computing the maximum deduction limit, if the adjusted dollar deduction limit is not a multiple of ten, it is rounded up to the next highest $10 increment. If your partial deduction is less than $200 but greater than $0, you are allowed to claim an IRA deduction of $200.
***To calculate the maximum deductible Spousal IRA contribution, you must use a two-step process. First, the adjusted dollar deduction limit for the Spousal IRA contribution is calculated using the factor .225. Second, to determine the maximum deductible Spousal IRA contribution to a single account, the calculation is made using the factor .2.
You are still allowed to contribute up to the lesser of $2,000 or 100% of your earned income; however, if your contribution exceeds your maximum deductible amount, the remainder will be treated as a nondeductible contribution.
6. ROLLOVERS, TRANSFERS, AND DIRECT ROLLOVERS. Distributions from IRAs, qualified plans or tax-sheltered annuity programs may be eligible for a tax-free rollover or transfer into an IRA. Transfer and rollover contributions are not deductible and will not be applied against the $2,000 or $2,250 annual contribution limits mentioned above.
    A. ROLLOVERS AND TRANSFERS FROM IRAs. Assets in IRAs may be directly transferred or rolled over to another IRA. A rollover occurs when you take a distribution of the assets and roll them into an IRA within 60 calendar days from the date of receipt. If you retain the assets for any period of time beyond the 60 days, the rollover is no longer allowed. An additional restriction on rollovers is that you are only allowed one rollover for each 12-month period.
    B. ROLLOVERS AND DIRECT ROLLOVERS FROM QUALIFIED PLANS. An eligible rollover distribution from a qualified retirement plan or tax-sheltered annuity program may be rolled over or directly rolled over to an IRA. Generally, an eligible rollover distribution is any distribution except: (1) one of a series of substantially equal periodic payments over the single or joint life expectancy of the employee and beneficiary or for a specific period of ten years or more, (2) a nontaxable distribution, or (3) a required distribution for an employee age 70 1/2 or older. To complete a direct rollover you would instruct your employer to deliver the funds directly to the IRA. To complete a rollover, you would take control of the assets and would have 60 calendar days from the date of receipt to roll over the taxable portion of the distribution to an IRA.
7. REQUIRED DISTRIBUTIONS AFTER AGE 70 1/2. After you reach age 70 1/2, the rules require you to take minimum distributions from your IRA each year. The distribution for your first year, the year in which you reach age 70 1/2, must be made no later than April 1 of the following year. Distributions for subsequent years must be taken by December 31 of each year.
    You must elect a method to receive your distributions in a manner which distributes the funds at least as rapidly as the minimum required distributions. Unless you elect otherwise, the minimum required distribution for each year is determined by dividing your ending account balance for the previous year (adjusted by any outstanding rollovers) by your joint life expectancy with the appropriate beneficiary. If no beneficiary exists or a beneficiary other than a natural person is named (except certain trusts), your single life expectancy must be used for this calculation.
    For years after the first distribution year, you may elect to annually recalculate your life expectancy and/or your spouse's life expectancy. If you do not choose a method, it is presumed that recalculation is elected. If recalculation is elected, a new life expectancy factor is determined each year based upon the ages of you and/or your spouse as of your birthdays during the year. If the person whose life is being recalculated dies, the life expectancy for that individual becomes zero. If recalculation is not chosen, the life expectancy is calculated by determining the life expectancy at the end of the first distribution year and subtracting 1 for each year which has elapsed since. If no recalculation is elected, the death of the IRA Owner or the beneficiary is disregarded.

IRA APPLICATION
                                                        P.O. Box
                                                        Cincinnati, OH 45264
                                                        888-532-7862
Please print or type.

1 IRA OWNER INFORMATION

  Name _________________________________________________  Date of Birth ________________________ Soc. Sec. No. ___________________

  Street Address _____________________________________ City ______________________ State __________________ ZIP ______________

  State of Residence _______________ Citizen or permanent resident of USA? [ ] yes [ ] no If no, country of residence ____________

  Daytime Phone (   )_____________________ Evening Phone (   )__________________ Employer's Name _________________________________

2 CONTRIBUTION INFORMATION

  INITIAL CONTRIBUTION TYPE                                     ACCOUNT TYPE:

     Type:              Amount:           Tax Year
                                       (if applicable):         [ ] Regular             [ ] Conduit
  [ ] Regular      $__________.____      __________             [ ] Spousal IRA             Note: If you are moving assets from a
  [ ] Spousal IRA  $__________.____      __________             [ ] SEP IRA                 qualified plan or TSA and do not want
  [ ] SEP IRA      $__________.____      __________             [ ] Rollover                to commingle these assets with regular
  [ ] Rollover     $__________.____      __________             [ ] Transfer                IRA contributions select this option.
  [ ] Transfer     $__________.____      __________
      Date ________________________

3 INVESTMENT INFORMATION

                        Fund                  Amount _______________.____


4 DESIGNATION OF BENEFICIARY
  In the event of my death, pay my IRA balance to the following primary beneficiary(ies):(See the Instructions for additional conditions.)

                 Name                    SSN OR TIN          Relationship       Date of Birth       Address (optional)        %*
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  If all of the primary beneficiaries die before me pay my IRA balance to the following contingent beneficiaries:  Total     100
                                                                                                                          =========
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  __________________________________ ___________________ ____________________ ___________________ ______________________  _________
  *If no percentage rate is indicated, the beneficiaries will share equally.                                       Total     100
                                                                                                                          =========

5 SIGNATURES AND CERTIFICATIONS

  I certify under the penalty of perjury that my social security number stated above is correct, that I am of legal age in my state of residence and I agree that the designation of the tax year for my contribution and my election to treat a contribution as a rollover (if applicable) are irrevocable. By signing this application, I hereby authorize and appoint Star Bank N.A. to act as
  Custodian of my account. I indemnify Star Bank N.A. when making distributions in accordance with my beneficiary designation on file or in accordance with the Custodial Account Agreement absent any such designation. I acknowledge that I have received the IRA
  Disclosure Statement and the IRA Custodial Account Agreement at least seven days prior to the date I signed this application. I have read both, which are incorporated in this application by reference, and I accept and agree to be bound by the terms and conditions contained in the IRA Custodial Account Agreement. I also certify that I have received and read the current Prospectus and understand that mutual fund shares are not obligations of or guaranteed by a bank, nor are they insured by the FDIC.



                                                                                    COMPLETE ONLY IF REQUIRED BY STATE LAW.
                                                                     ---------------------------------------------------------------
                                                                     SPOUSAL CONSENT: I am the spouse of the IRA Owner and I approve
______________________________________________________________       and consent to the naming of a beneficiary other than myself. I
IRA Owner's Signature                           Date                 transmute (transfer) any community property interest I have in this IRA into the separate property of my spouse.


______________________________________________________________        ______________________________________________________________
Star Bank N.A.                                  Date                  Spouse's Signature                                 Date

Star Bank N.A. accepts this application and agrees to act as Custodian of the account. A confirmation will be sent to you regarding the above transaction(s) and will serve as notification of the Custodian's acceptance.

IRA APPLICATION                                         P.O. Box
                                                        Cincinnati, OH  45264-
                                                        888-532-7862

                                               Fund


Please print or type.

1.  IRA OWNER INFORMATION

    Name______________________________  Date of Birth__________________________________  Soc. Sec. No. ____________________________

    Street Address ______________________________  City ______________________________  State__________________  ZIP ______________

    State of Residence _________________  Citizen or permanent resident of USA? [ ] yes [ ] no If no, country of residence ________

    Daytime Phone (  )__________________  Evening Phone (  )___________________  Employer's Name __________________________________


2. CONTRIBUTION INFORMATION

   INITIAL CONTRIBUTION TYPE                                                    ACCOUNT TYPE:

        Type:          Amount:          Tax Year
                                    (if applicable):
                                                                                [ ] Regular           [ ] Conduit
   [ ] Regular      $____________     ___________                               [ ] Spousal IRA           Note: If you are moving
   [ ] Spousal IRA  $____________     ___________                               [ ] SEP IRA               assets from a qualified
   [ ] SEP IRA      $____________     ___________                               [ ] Rollover              plan or TSA and do not
   [ ] Rollover     $____________     ___________                               [ ] Transfer              want to commingle these
   [ ] Transfer     $____________     ___________                                                         assets with regular IRA
       Date______________________                                                                         contributions select this
                                                                                                          option.
3. INVESTMENT INFORMATION

                        Fund                    Amount ________________

4. DESIGNATION OF BENEFICIARY

   In the event of my death, pay my IRA balance to the following primary beneficiary(ies): (See the Instructions for additional conditions.)

            Name                 SSN OR TIN            Relationship           Date of Birth           Address (optional)      %*

   _____________________      __________________     __________________      ___________________    _______________________   ______

   _____________________      __________________     __________________      ___________________    _______________________   ______

   _____________________      __________________     __________________      ___________________    _______________________   ______

   _____________________      __________________     __________________      ___________________    _______________________   ______
   If all of the primary beneficiaries die before me pay my IRA balance to the following contingent beneficiaries:    Total    100
                                                                                                                              ======
   _____________________      __________________     __________________      ___________________    _______________________   ______

   _____________________      __________________     __________________      ___________________    _______________________   ______

   _____________________      __________________     __________________      ___________________    _______________________   ______
   *If no percentage rate is indicated, the beneficiaries will share equally.                                         Total    100
                                                                                                                              ======

5. SIGNATURES AND CERTIFICATIONS

   I certify under the penalty of perjury that my social security number stated above is correct, that I am of legal age in my state of residence and I agree that the designation of the tax year for my contribution and my election to treat a contribution as a rollover (if applicable) are irrevocable.  By signing this application, I hereby authorize and appoint Star Bank N.A. to act as Custodian of my account.  I indemnify Star Bank N.A. when making distributions in accordance with my beneficiary designation on file or in accordance with the Custodial Account Agreement absent any such designation.  I acknowledge that I have received the IRA Disclosure Statement and the IRA Custodial Account Agreement at least seven days prior to the date I signed this application.  I have read both, which are incorporated in this application by reference, and I accept and agree to be bound by the terms and conditions contained in the IRA Custodial Account Agreement.  I also certify that I have received and read the current Prospectus and understand that mutual fund shares are not obligations of or guaranteed by a bank, nor are they insured by the FDIC.


                                                                                 COMPLETE ONLY IF REQUIRED BY STATE LAW.
                                                                              --------------------------------------------
                                                                               SPOUSAL CONSENT:  I am the spouse of the IRA Owner
                                                                               and I approve and consent to the naming of a
   ______________________________________________________                      beneficiary other than myself.  I transmute
   IRA Owner's Signature               Date                                    (transfer) any community property interest I have in
                                                                               this IRA into the separate property of my spouse.


   ______________________________________________________                      _____________________________________________________
   Star Bank N.A.                      Date                                    Spouse's Signature                           Date

   Star Bank N.A. accepts this application and agrees to act as Custodian of the account. A confirmation will be sent to you regarding the above transactions(s) and will serve as notification of the Custodian's acceptance.


IRA TRANSFER OR                                          P.O. BOX
DIRECT ROLLOVER REQUEST FORM                             CINCINNATI, OH  45264
                                                         888-532-7862
PLEASE PRINT.

1 GENERAL INFORMATION
  Name................................................... Date of Birth ............................. Soc. Sec. No..................

  Street Address ........................................ City .............................. State................ZIP..............

  Daytime Phone .................................Evening Phone .............................. Account No............................

2 TRANSFER/DIRECT ROLLOVER REQUEST

   WIRE INSTRUCTIONS FOR STAR BANK N.A./                                 FUND:

   Account #               ......................       For further credit to: .............................   .....................
                              ABA Routing #                                      Shareholder Name              Shareholder Account #

   I have established an IRA with the                           Fund of which Star Bank N.A. serves as custodian.
   I request that my retirement funds be: (check one) / / Transferred from another IRA
                                                     / /  Directly rolled over from my employer-sponsored retirement plan.

   I authorize my present Custodian/Trustee of my IRA, or my present employer of my retirement plan, to directly send the assets indicated in Section 3 below to my IRA with the

   Name of present Custodian, Trustee or Employer ..................................................................................
   Street Address .......................................... City .............................. State .............. ZIP ..........
   If you choose to wire-transfer your funds, contact your financial organization for information regarding any incoming wire-transfer fees that may apply.

3 PAYMENT INFORMATION
  Payment Schedule, I authorize and direct you to send my assets as follows:
  (1)   / /   Immediately liquidate all assets and send the cash proceeds.
  (2)   / /   Send cash proceeds of all investments at maturity.
  (3)   / /   Send the assets received at maturity for each of the investments listed below.

                              Investment                      Maturity Date (if applies)
                   ...............................       ....................................
                   ...............................       ....................................

  (4)   / /   Immediately send all assets "in kind."
  (5)   / /   Other .........................................................................
                    .........................................................................
                    .........................................................................

  Conduit IRA.  Do you want these funds kept in a separate IRA?   / / yes   / / no

4 AGE 70 1/2 INFORMATION
  Check one of the following:
  / /  I am under age 701/2 and do not turn age 70 1/2 at anytime during the calendar year.
 / /   I am age 70 1/2 or older and understand that no part of my required distribution is eligible for transfer or rollover.  I further understand that there may be significant tax penalties resulting if I do transfer or roll over any part of my required distribution.

5 INVESTMENT INFORMATION
  I direct my transfer or direct rollover to be invested as follows:

                                        Amount ............................
6 SIGNATURES AND CERTIFICATIONS
  I certify that I have established an IRA with the             Fund, of which Star Bank N.A. is the Custodian.  I agree to contact my present Custodian that I am transferring from to determine if specific documentation or a signature guarantee is required.  I understand that I am responsible for determining my eligibility for all transfers or direct rollovers.  I agree to hold the
  Custodian harmless against any and all situations arising from an ineligible transfer or direct rollover.  I acknowledge that the
  Custodian cannot provide legal advice and I agree to consult with my own tax professional for advice.

  ---------------------------------------------------            ------------------------------------------------------------
  Signature of Individual                    Date                Signature of Custodian                              Date
  (You may wish to retain a copy of this form for your records.)
====================================================================================================================================

TO BE COMPLETED BY A STAR BANK N.A. REPRESENTATIVE (FOR OFFICE USE ONLY)
Star Bank N.A. hereby confirms that it has accepted its appointment as Custodian of the                       Fund IRA.

   Make check payable to:                                                                  Mail check to:                  Fund
                           Fund, FBO........................................                               P.O. Box
                                                                                                           Cincinnati, OH  45264

  -------------------------------------------

 Title .......................................... Date .....................

                                                                   (c) Bankers Systems, Inc., St. Cloud, MN Form STAR-DAR-CUS 6/1/96


INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
FORM 5305-A (Rev. October 1992) Department of the Treasury Internal Revenue Service

DO NOT File with Internal Revenue Service                       / / Amendment

The Depositor and the Custodian make the following agreement:

                                   ARTICLE I
     The Custodian may accept the additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).
                                   ARTICLE II
     The Depositor's interest in the balance in the custodial account is nonforfeitable.
                                  ARTICLE III
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.
                                   ARTICLE IV
     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.
     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70-1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
     (a)  A single sum payment.
     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.
     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.
     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.
     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.
                                   ARTICLE V
     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section
408(i) and Regulations sections 1.408-5 and 1.408-6.
     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.
                                   ARTICLE VI
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.
                                 ARTICLE VII
     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.
                           ARTICLE VIII  DEFINITIONS.
     8.1  "CODE."  The term "Code" shall mean the Internal Revenue Code.
     8.2 "CUSTODIAL ACCOUNT." Your IRA shall be referred to as the "custodial account" or "account."
     8.3 "IRA." IRA shall mean Individual Retirement Account within the meaning of Section 408 of the Code.
     8.4  "IRS."  The term "IRS" shall mean the Internal Revenue Service.
     8.5 "WE." The IRS selected the term "Custodian" to describe us, your financial organization. In other parts of this agreement, the "Custodian" will be referred to as "us," "we," "our," or the "Custodian."
     8.6 "YOU." The IRS selected the term "Depositor" to describe "you," the IRA Owner. In other parts of this agreement, you will be referred to as "you," "your," or "IRA Owner."
     8.7 "FUND(S)." The "Fund(s)" shall mean the mutual fund(s) identified in the IRA Application used to establish this IRA.
                         ARTICLE IX  FEES AND EXPENSES.
     9.1 FEES. You agree to pay any fees we establish pursuant to the Application or a separate fee schedule which we will publish from time to time. Such fees may include, without limitation, establishment fees, annual administration fees, termination fees, transfer fees, transaction fees, legal fees, investment commissions, and such other fees as we determine applicable. You agree to pay such fees either by a separate billing or direct deduction from the custodial account; the method of payment is at our discretion. Some fees, such as brokerage commissions, must be deducted from the custodial account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such fees. In the case of a third party receiving payments, such as brokerage fees and commissions, we may receive a portion of these fees in return for services provided in completing these transactions. We agree to give you at least 30 days prior written notice prior to changing a fee or imposing a new fee.
     9.2 EXPENSES. You agree to pay any income, transfer, and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by us in the performance of our duties. These expenses may include legal, or other professionals hired by us in connection with your custodial account. You agree to reimburse us for any reasonable expenses incurred in the administration of the account. The
Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such expenses.
                             ARTICLE X  AMENDMENTS.
     We may amend your custodial account at any time to comply with necessary laws and regulations or for any other reason. Amendments may be made retroactively when required to meet a law or regulatory change. You are deemed to have automatically consented to any amendment 30 days after we mail you a copy of the amendment. Your actual written or verbal consent is not required to amend. We shall send you a copy of such amendment within 30 days of the amendment's effective date.
                         ARTICLE XI  LIMITED LIABILITY.
     11.1 HOLD HARMLESS. You agree to hold us harmless, to indemnify, and to defend us against any and all claims arising from and liabilities incurred by reason of any action taken by us, except to the extent such liability arises from the willful misconduct or gross negligence of the Custodian.
     11.2 NO INVESTMENT DISCRETION. You agree that all contributions shall be invested according to your sole discretion in whole or fractional shares of the Fund(s) identified in the IRA Application. All dividends and capital gain distributions received on shares of the Fund(s) shall be reinvested in the shares of the same Fund(s) which shall be credited to the custodial account. We shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. We shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any of your investment decisions. We shall not be responsible for any loss resulting from any failure to act because of the absence of directions from you. In the event we determine your investment instructions are unclear, then we shall act as soon as practical to obtain clarification of such instructions. Pending clarification, we shall hold without investing all or any portion of the contribution, without liability for loss of income or appreciation and without liability for interest of dividends.

        11.3 TRANSACTION RESPONSIBILITY. We are not responsible for inquiring into the nature or amount of any contribution made by you, nor into the amount or timing of any distribution requested. This includes, without limitation, that you are solely responsible for all your required minimum distributions. We have no responsibility to notify you of any required minimum distribution nor do we have any responsibility to determine the correct minimum amount for you. You shall have full responsibility for determining your required minimum distributions as well as for any tax or investment consequences of all contributions to and distributions from the custodial account. We shall not be bound to take any action on behalf of you, except upon receipt of written instructions from you. We shall have no obligation to inquire into the genuineness of any such written instruction without liability for any action taken pursuant thereto, so long as we act in good faith. You shall bear sole responsibility for assuring the deductibility of any deposits to the custodial account.

        11.4 NO ASSUMED RESPONSIBILITIES. We assume no responsibilities and agree only to provide the administrative and custodial services required under IRC section 408 and applicable regulations.

               ARTICLE XII DEFAULT PROVISIONS (70 1/2 AND DEATH).

        12.1 70 1/2 DISTRIBUTIONS. If you fail to make a written election of payment by your required beginning date, the minimum required distribution will be calculated using the joint life expectancy of you and your designated beneficiary. If no beneficiary exists or a beneficiary other than a natural person is named (except certain trusts), your single life expectancy will be used for this calculation. See section 11.3 above. The recalculation method will be used to the extent allowed.

        12.2 DEATH DISTRIBUTIONS. If you die before your required beginning date, then your designated beneficiary must elect a method of distribution under Article IV-4(b)(i) and (b)(ii) by the earlier of December 31 of the calendar year in which the life expectancy distributions must begin under
Article IV-4(b)(ii) or December 31 of the calendar year which contains the fifth anniversary of the date of your death. If you use the designation of beneficiary form provided in the Application then the following rules apply (i) the designation in the Application revokes all previously made designations,
(ii) if any of the beneficiaries dies before you, the deceased beneficiary's share will be reallocated to the surviving beneficiaries on a pro rata basis, and (iii) if none of the beneficiaries survive you, or if the Custodian cannot locate your beneficiary(ies) after a reasonable search, any balance in your IRA will be paid to your estate. The Custodian may refuse to accept a designation not made on its standard form. You agree to release the Custodian from and indemnify it for any and all claims arising from the Custodian's actions under your designation of beneficiary.

        ARTICLE XIII REPORTS AND RECORDS. We shall keep accurate and detailed records of all contributions, receipts, investments, distributions, disbursements, and other transactions relating to the custodial account. We shall provide reports to the IRS and to you as required by law and regulations. Unless you file a written statement with us within 60 days after you receive a statement, we shall be relieved and discharged from all liability to you (including any of your beneficiaries) with respect to all matters set forth in such report.

        ARTICLE XIV POWERS. We shall have the right to hire attorneys or other professionals if we deem it necessary for the proper administration of your custodial account. This includes the right to have a party affiliated with the Fund(s) to perform administrative duties. We shall also have the power to request a judicial settlement of your account or to enter into a lawsuit for your account. We shall also have the power to do whatever else we determine necessary for the proper administration of your account.

        ARTICLE XV RESIGNATION OR REMOVAL OF US AS CUSTODIAN. We may resign as Custodian without your consent and you may remove us as Custodian without our consent. We must provide notice to you of any resignation 30 days prior to the effective date of the resignation. In the event of resignation by us, you shall appoint a qualified successor Custodian. Upon our receipt of a written acceptance of such appointment by the successor Custodian, we shall transfer and pay over the assets of the custodial account to the successor Custodian. If after 30 days from notice of resignation, you have not appointed a successor Custodian or we have not received a written acceptance of such appointment by the successor Custodian, we shall have the right to transfer the assets remaining in the custodial account to a successor Custodian that we choose in our sole discretion or we may liquidate the assets and distribute the cash proceeds, or we may make an in-kind distribution, or we may otherwise distribute to you the assets remaining in the custodial account. We are authorized, however, to reserve such funds as we deem advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against us, with any balance of such reserve remaining after payment of all such items to be paid over the successor Custodian.

        ARTICLE XVI TERMINATION. In the event the balance of the custodial account is less than the minimum value prescribed from time to time by the appropriate Fund(s), we may liquidate the custodial account by making a distribution in cash or in-kind of the assets in the account less any fees owing. If we terminate for any reason, we shall not be liable for any loss or penalty incurred upon termination and liquidation of the custodial account. Upon liquidation of the custodial account this Agreement shall terminate and we shall be relieved of all further duties and any liability relative to this Agreement, the custodial account, and the assets distributed hereunder.

        ARTICLE XVII CUSTODIAN'S RESPONSIBILITIES. We shall act as an agent for you, we shall receive funds and invest them at your direction and in accordance with this Agreement. All shares of the Fund(s) shall be held in our name as Custodian or our nominee's name. The parties do not intend to confer any fiduciary responsibilities upon the Custodian and none shall be implied. We shall deliver, or cause to be executed or delivered to you all notices, prospectuses, financial statements, proxies and proxy solicitation materials relative to shares of the appropriate Fund(s) held in the custodial account. The Custodian shall vote such shares only in accordance with your written instructions.

        ARTICLE XVIII CONTRIBUTIONS. The Custodian is under no duty to compel you to make any contributions and shall have no duty to assure that such contributions are appropriate in amount. You have sole responsibility for assuring the deductibility of any contributions. We may request additional information in the case of rollovers and direct rollovers. We may request a Transfer Form, or other forms prior to a transfer.

                           ARTICLE XIX  MISCELLANEOUS

        19.1 NOTICE. Any notice, payment, report, or other material mailed to you shall be deemed delivered and effective three days after the date mailed by us to you. We shall send such material to your last address you provided and we shall assume no obligation to ascertain the actual address or whereabouts of you. Any notice you send us shall be deemed delivered when actually received by us. Except as otherwise permitted by us, all instructions to us must be in writing.

        19.2 HEADINGS. The headings and articles of this agreement are for convenience of reference only, and shall have no substantive effect on provisions of this agreement.

        19.3 SINGULAR FORM. Throughout this agreement, the singular form includes the plural where applicable.

        19.4 STATE LAW. This agreement shall be construed and interpreted in accordance with the laws of the state in which our principal office is located, except to the extent superseded by federal law.

        19.5 DISQUALIFYING PROVISION. Any provision of this agreement which would disqualify the custodial account as an IRA shall be disregarded to the extent necessary to make the custodial account an IRA.

        19.6 INTERPRETATION. If any question arises as to the meaning of any provision of this agreement, then we shall be authorized to interpret any such provision, and our interpretation shall be binding upon all parties.

        19.7 ADDITIONAL PROVISIONS. Additional provisions to this agreement may be attached on a separate sheet.



GENERAL INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

        Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

        Do not file Form 5305-A with the IRS, instead, keep it for your records.

        For more information on IRAs, including the required disclosure you can get from your Custodian, get Pub. 590, Individual Retirement Arrangements
(IRAs).

DEFINITIONS

CUSTODIAN. -- The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

DEPOSITOR. -- The Depositor is the person who establishes the custodial account.

IDENTIFYING NUMBER

The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA FOR NONWORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

        Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

ARTICLE IV. -- Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII. -- Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.

     The joint life expectancy of you and a beneficiary other than your spouse is limited by the Minimum Distribution Incidental Benefit (MDIB) tables. The tables give life expectancies for the IRA Owner and a beneficiary ten years younger. If this factor is less than your joint life expectancy with the applicable beneficiary, the factor from the MDIB table must be used to calculate the minimum distribution. If you have more than one IRA at the same or different financial organization(s), the minimum distribution must be calculated separately for each IRA. However, the minimum distribution from each IRA can be withdraw, from any one or more of your IRAs.
8.   DISTRIBUTIONS AFTER DEATH.
     A. DEATH AFTER THE REQUIRED BEGINNING DATE. If you die after the date when payments must have begun (after you reach age 70 1/2), the payments to your beneficiary or estate must continue so that the funds will be distributed at least as rapidly as they would have been distributed if the death had not occurred. A spouse beneficiary may elect to roll over a distribution (other than a required minimum distribution) into his or her own IRA.
     B. DEATH BEFORE THE REQUIRED BEGINNING DATE. If you die before the required beginning date, your beneficiary has the following options:
          (1) FIVE YEAR OPTION. The beneficiary may withdraw the entire account balance in any manner so that the IRA is depleted by December 31 of the fifth year following the year of death.
          (2) LIFE EXPECTANCY OPTION. The beneficiary may withdraw the funds in a series of payments over a period which does not exceed the beneficiary's life expectancy. These payments must begin by December 31 of the year following the year of death if the beneficiary is not your spouse, or December 31 of the year you would have been age 70 1/2 (if later), if the beneficiary is your spouse.
          (3) SPOUSE TREAT AS OWN OPTION. A spouse beneficiary may elect to roll over a distribution into his/her own account or to treat the IRA as his/her own.
               If you die before your required beginning date, your spouse beneficiary must make his/her election of payment by the earlier of December 31 of the fifth year after the year of your death or December 31 of the year you would have attained age 70 1/2. If you die before your required beginning date, your nonspouse beneficiary must make his/her election of payment no later than December 31 of the year following the year of your death.
9. INCOME TAX STATUS OF DISTRIBUTIONS. IRA distributions are generally fully taxable as ordinary income. IRAs are not eligible for the special tax treatment (five and ten year tax averaging and capital gains treatment) available to certain distributions from pension and profit sharing plans.
     A. NONDEDUCTIBLE CONTRIBUTIONS. If you have made nondeductible contributions to an IRA, a certain percentage of your distributions will be nontaxable. The nontaxable portion of your distributions is calculated as follows:

                           Total Nondeductible Contributions
                           Less Previous Nontaxable Distributions
Nontaxable Distributions = -------------------------------------- X Distributions During the Year
                           Total Account Balance of All IRAs
                           at Year End Plus Total Distributions During the Year

     B. ESTATE TAX STATUS OF DISTRIBUTIONS. All funds held within your IRA will be included in your gross estate for estate tax purposes, regardless of the named beneficiary or manner of distribution. There is no specific estate tax exclusion for funds held within an IRA.
     C. GIFT TAX STATUS OF IRA CONTRIBUTIONS AND DISTRIBUTIONS. For gift tax purposes, irrevocable beneficiary designations will not be treated as gifts.
10. FEDERAL PENALTIES. In addition to the taxes imposed on IRAs, distributions from IRAs are also potentially subject to a wide variety of penalties (excise taxes).
     A. PENALTY FOR PREMATURE DISTRIBUTION. Generally, if you take a distribution from your IRA before you reach the age 59 1/2 you will owe, in addition to regular income taxes a 10% excise tax on the taxable amount of the distribution. Exceptions to the 10% excise tax exist in the case of disability, death, or if you agree to take a series of substantially equal periodic payments made over your life expectancy or the joint life expectancy of yourself and your designated beneficiary.
     B. PENALTY FOR EXCESS CONTRIBUTIONS. If you contribute more to your IRA than allowed it is called an "excess contribution" and you may be penalized. The government imposes a 6% penalty (excise tax) per year for any excess amount you allow to remain in your IRA. You must pay the penalty by filing a special IRS form along with your income tax return. You can avoid the 6% penalty by removing your excess contribution plus any earnings on the excess amount prior to the due date for filing your Federal income tax return for the year, plus extensions. You are not allowed to deduct an excess contribution and would not be able to avoid the 6% excise tax if you took a deduction for the contribution. Any earnings you receive along with a distribution of the excess is taxable income in the tax year the excess contribution was made.
          The 6% excess contribution penalty may be eliminated for future tax years by withdrawing the excess contribution from the IRA before the end of the tax year or by under-contributing for that year by an amount equal to the excess contribution. The excess contribution being returned will not be subject to income tax nor will the 10% premature withdrawal penalty as discussed below be assessed provided the contribution for the year during which the excess contribution was made did not exceed $2,250 (excluding rollover contributions) and no deduction was allowed for the excess.
     C. EXCESS DISTRIBUTION PENALTY. If you receive more than $150,000 subject to cost-of-living adjustments you will be subject to a 15% tax on the amount of the excess. Special rules may apply to you and you should consult your tax adviser with questions concerning the excess distribution penalty.
     D. EXCESS ACCUMULATION PENALTY. An excess accumulation penalty may be imposed on your estate if you die with an excess accumulation in your IRA. You should consult with your tax adviser concerning excess accumulation penalties.
     E. PENALTY FOR INSUFFICIENT OR LATE DISTRIBUTION. You will owe a penalty of 50% of the amount of any minimum distribution you fail to take. As discussed above, minimum distributions are required when you reach age 70 1/2 and beneficiaries may also be required to take minimum distributions. You are responsible for paying this tax and reporting it on your income tax return. This 50% penalty is in addition to the regular income tax that may be payable on distributions from IRAs. The tax imposed is equal to 50% of the amount by which the minimum required distribution exceeds the amount distributed during the year.
     F. PENALTY FOR PROHIBITED TRANSACTIONS. If you engage in a prohibited transaction, the IRA loses its tax exemptions of the first day of the year. You must include the Fair Market Value of the IRA in your gross income for the year during which the prohibited transaction occurred and pay all applicable taxes and penalties.
     G. PENALTY FOR PLEDGING THE ACCOUNT AS SECURITY. If you pledge your IRA as security for a loan, the portion pledged is treated as a distribution to you in that year. The portion pledged is fully taxable and subject to all penalties.
11.  MISCELLANEOUS PROVISIONS.
     A. YOUR CUSTODIAN. Your Custodian must be a bank, savings and loan association, credit union, or other entity that is permitted to accept IRA contributions.
     B. CASH CONTRIBUTIONS. ALL CONTRIBUTIONS TO YOUR IRA MUST BE IN CASH EXCEPT FOR ROLLOVER and transfer contributions.
     C. CONTRIBUTION LIMITS. You are not allowed to contribute more than $2,000 as a regular contribution and no more than $2,250 in the case when you are making a contribution both to your IRA and to the IRA of your spouse under the spousal IRA rules.
     D. LIFE INSURANCE. You may not invest your IRA in life insurance contracts.
     E.   NONFORFEITABLE.  Your interest in your IRA balance is nonforfeitable.
     F. NO COMMINGLING. The assets of the IRA will not be commingled with other property except in a common trust or investment fund.
     G. COLLECTIBLES. No part of the funds can be invested in collectibles, including any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible property specified by the IRS. The acquisition of certain U.S. government-issued gold and silver coins and certain state-issued coins are permitted as investments in an IRA.
12. IRS APPROVAL OF FORMS. The Custodial Agreement used to establish this IRA is the IRS Model Custodial Agreement (Form 5305-A). This agreement has been approved as to form by the Internal Revenue Service. You are responsible to ensure you follow the terms and conditions of this agreement. This approval is not an endorsement of the investment instruments used by the Custodian.
13. PROVISIONS REGARDING AMENDMENTS TO THE PLAN. The Custodian of this IRA may amend (change or terminate) the IRA at any time. The Custodian shall furnish copies of any such amendments to the IRA Owner within 30 days of the date the amendments are to become effective.
14. FEES. The Custodian may charge service fees for the administration of the IRA. If a fee is charged at the time the IRA is first opened, the IRA Owner will be notified of the amount charged, either on the IRA Application, or otherwise. If fees will be charged in the future, the Custodian will furnish the IRA Owner with a written notice stating the nature and amount of such fees at least 30 days before charging any fees.
15. ANNUAL STATEMENTS. Each year the Custodian will furnish you and the IRS with statements reflecting the activity in your IRA. You will receive an annual report, the IRS Form 5498 or a substitute form, which will indicate your Fair Market Value of the account as of the end of the previous calendar year. This will give the amount of your contribution to the IRA and will indicate any rollovers or transfers into the account. Another statement, the IRS Form 1099-R, will reflect your distributions for the year. The information is also sent by your Custodian to the IRS.
16. OTHER IRS FORMS. You may be required to file IRS Form 5329 with the IRS for each taxable year in which you are assessed a Federal penalty as discussed above. If you only owe the 10% premature distribution penalty, you may be able to pay the penalty on your income tax return alone and no Form 5329 would be required. You must also file IRS Form 8606 (Nondeductible IRA Contributions IRA Basis, and Nontaxable Distributions) for each taxable year you make nondeductible contributions or receive nontaxable distributions.

FURTHER INFORMATION REGARDING INDIVIDUAL RETIREMENT ACCOUNTS CAN BE OBTAINED FROM ANY DISTRICT OFFICE OF THE IRS OR FROM IRS PUBLICATION 590.

INSTRUCTIONS FOR OPENING YOUR                                                                                       FUND IRA

I.      INCLUDED IN THIS BOOKLET IS:
        1)      The IRA Disclosure and Plan Agreement.

        2)      An IRA Application (mail to                                    ).

        3)      A shareholder copy of the IRA Application (retain for our records).

        4)      A Transfer or Direct Rollover Request form.  You may use this form to request your current custodian, trustee, or employer to directly transfer your plan assets to your

        5)      A return envelope.

II.     TO OPEN YOUR                                   FUND IRA

        STEP 1     Complete your IRA Application.  See Designation of Beneficiary explanation below.

        STEP 2     If you are requesting a transfer or direct rollover of current plan assets (held elsewhere) to your        Fund
                   IRA, complete the Transfer or Direct Rollover Request form.  You should complete this form IN ADDITION to the
                   IRA  Application.

        STEP 3     Separate the form(s) at the perforation and send it back to the           Fund in the return envelope provided.

        STEP 4     Include a check for the amount of your IRA contribution.

        STEP 5     Retain the IRA Plan Agreement and Disclosure.

III.    DESIGNATION OF BENEFICIARY

        You may designate a beneficiary to receive the IRA funds upon your death.  The space provided is to name primary and contingent beneficiaries.  If more space is needed, you may attach a supplementary sheet.  If you wish a more complicated type of designation of beneficiary, you should consult an attorney.  Some state's laws require married individuals to name their spouse as beneficiary.  Married individuals should consult with their tax advisers prior to designating someone other than their spouse.  You may change your beneficiary at any time by writing to the Custodian.  If any of your beneficiaries die before you, the deceased beneficiary's share will be reallocated among the surviving beneficiaries on a pro rata basis.  If none of your beneficiaries survive you, or if the Custodian cannot locate your beneficiary after a reasonable search, any balance in the IRA will be paid to your estate.

FEE INFORMATION

        Annual Account Maintenance Fee:         $  per account
        Incoming Transfer Fee:                  $  per account
        Distribution Fee:                       $  per account
        Refund of Excess Contribution:          $  per account
        Outgoing Transfer Fee:                  $  per account
        Automatic Periodic Distributions:       $  per year, per account

REVOCATION INFORMATION

        You have the right to revoke this Individual Retirement Account (IRA) within seven days of receiving your disclosure statement.  To revoke your IRA account, simply notify your:

                                                  Customer Service Representative
                                                      American Data Services
                                                           Second Floor
                                                       24 West Carver Street
                                                       Huntington, NY  11743
                                                          (888) 532-7862


You may notify American Data Services in person, in writing, or by telephone.  Written notice must be sent by first-class mail at the address listed above and will be accepted as of the date your notice is postmarked.
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